Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

FOUR TIMES SQUARE NEW YORK 10036-6522 _______________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com November 24, 2015

FIRM/AFFILIATE

OFFICES

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BOSTON

CHICAGO

HOUSTON

LOS ANGELES

PALO ALTO

WASHINGTON, D.C.

WILMINGTON

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BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MOSCOW

MUNICH

PARIS

SÃO PAULO

SEOUL

SHANGHAI

SINGAPORE

SYDNEY

TOKYO

TORONTO

Endurance Specialty Holdings Ltd.

Waterloo House

100 Pitts Bay Road

Pembroke HM 08, Bermuda

Re:	Endurance Specialty Holdings Ltd. – Public Offering of

Depositary Shares, Each Representing a 1/1,000th Interest in

a Share of 6.350% Non-Cumulative Preferred Shares, Series C

Ladies and Gentlemen:

We have acted as special New York counsel to Endurance Specialty Holdings Ltd., a Bermuda exempted company (the “Company”), in connection with the public offering of an aggregate of 9,200,000 depositary shares (the “Depositary Shares”), representing an aggregate of 9,200 shares (the “Preferred Shares”) of the Company’s 6.350% Non-Cumulative Preferred Shares, Series C, par value U.S. $1.00 per share and U.S. $25,000 liquidation preference per share. The Preferred Shares are to be deposited with Computershare Inc. and Computershare Trust Company, N.A. (“Computershare Trust”) acting jointly as depositary (collectively, the “Depositary”), pursuant to the Deposit Agreement, dated November 24, 2015 (the “Deposit Agreement”), among the Company, the Depositary, the other parties thereto and the holders from time to time of receipts issued under the Deposit Agreement to evidence the Depositary Shares. On November 17, 2015, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives (the “Representatives”) of the underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Depositary Shares. On November 23, 2015, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as Representatives, delivered to the Company a written notice of exercise (the “Notice of Exercise”) by the Underwriters of their option to purchase, on the date hereof, 1,200,000 Depositary Shares pursuant to Section 2 of the Underwriting Agreement.

Endurance Specialty Holdings Ltd.

November 24, 2015

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act (as defined below).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the registration statement on Form S-3ASR (File No. 333-200914) of the Company relating to depositary shares, preference shares and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2014 under the Securities Act of 1933 (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the Incorporated Documents (as defined below) and the information deemed to be part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, at the time it became effective, being hereinafter referred to as the “Registration Statement”), (ii) an executed copy of the Underwriting Agreement, (iii) an executed copy of the Deposit Agreement; (iv) an executed certificate evidencing the Preferred Shares registered in the name of Computershare Trust, (v) an executed Receipt registered in the name of Cede & Co., relating to the Depositary Shares (the “Receipt”), and (vi) an executed copy of the Notice of Exercise. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws. Insofar as the opinion expressed herein relates to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Endurance Specialty Holdings Ltd.

November 24, 2015

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Receipt, when issued under the Deposit Agreement in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters in accordance with the Underwriting Agreement, will be legally issued and will entitle the holder thereof to the rights specified in such Receipt and in the Deposit Agreement.

The opinion stated herein is subject to the following qualifications:

(a) the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinion contained herein, we do not express any opinion with respect to the effect on the opinion stated herein of (i) the compliance or non-compliance of any party to the Underwriting Agreement or the Deposit Agreement with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to the Underwriting Agreement or the Deposit Agreement;

(c) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Underwriting Agreement or the Deposit Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d) we have assumed that the Receipt was manually signed by one of the authorized officers of the Depositary, transfer agent and registrar for the Depositary Shares and registered by such Depositary, transfer agent and registrar; and

(e) we have assumed that the Preferred Shares have been duly authorized by all requisite corporate action on the part of the Company, are validly issued, fully paid and non-assessable, and have been properly deposited with the Depositary in accordance with the Deposit Agreement.

In addition, in rendering the foregoing opinion we have assumed that neither the execution and delivery by the Company of the Underwriting Agreement or the Deposit Agreement nor the consummation by the Company of the issuance and sale of the Preferred Shares contemplated thereby: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DSY